Exhibit 23.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS

 We consent to the incorporation by reference in the Registration Statement of Box Energy Corporation on Form S-4 (File No. 0-19967) of our report dated March 27, 1997 on our audits of the financial statements of Box Energy Corporation as of December 31, 1996 and for the year ended December 31, 1996.

                                            ARTHUR ANDERSEN LLP

Dallas, Texas
March 28, 1997